EXHIBIT 99.1

Mentor Appoints Joseph A. Newcomb as Vice President, Secretary and General Counsel

SANTA BARBARA, Calif.--(BUSINESS WIRE)--June 27, 2006--Mentor Corporation (NYSE:MNT), a leading supplier of aesthetic medical products in the United States and internationally, today announced that it has named Joseph A. Newcomb as Vice President, Secretary and General Counsel.

"Joe is a great addition to our leadership team and we are delighted to welcome him on-board," commented Joshua H. Levine, President and Chief Executive Officer of Mentor Corporation. "His in-depth legal experience coupled with his strong financial background will be invaluable to Mentor as we move forward and execute our strategy as a company focused exclusively on the fast growing field of aesthetic medicine."

"I am very pleased to be joining Mentor at this very exciting time," commented Newcomb. "The Company is well positioned to extend its leadership position in aesthetic medicine and I look forward to working with the executive team and the Board of Directors."

Newcomb, 56, previously served as Executive Vice President, General Counsel and Secretary of Inamed Corporation, from August 2002 through its acquisition by Allergan Corporation in March 2006. From August 1997 until July 2002, Mr. Newcomb provided legal, tax and financial services to early stage and start-up companies. Prior to that, from May 1989 until July 1997, he was Vice President and General Counsel for the U.S. affiliate and portfolio companies of Brierley Investments Limited, an international holding company, where he was an active participant in the origination of investments and the management and operations of the portfolio companies. Mr. Newcomb received a B.B.A. from the University of Notre Dame, a J.D. from the University of Connecticut and a LL.M. from Georgetown University Law Center. Mr. Newcomb is a Certified Public Accountant and member of the American Institute of CPAs.

A. Christopher Fawzy, Mentor's previous Vice President, Secretary and General Counsel, has resigned to pursue other opportunities but will continue to work with Mentor in a consulting capacity.

"Under Chris' leadership, the legal department developed into an integral part of our Company and business," added Levine. "I want to express my gratitude for his dedication and many contributions including his integral role in the successful completion of the divestiture of our urology business."

About Mentor Corporation
Mentor is a leading supplier of medical products for the global aesthetic medicine market. The Company develops, manufactures and markets innovative, science-based products for surgical and non-surgical medical procedures that allow patients to retain a more youthful appearance and improve the quality of life. The Company's website is www.mentorcorp.com.

Safe Harbor Statement
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by us. Forward-looking statements in this press release include but are not limited to those statements related to the expected closing date, enhancing of shareholder value and strategy to expand our global position. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements speak only as of the date hereof and are based upon the information available to us at this time. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that are difficult to predict, including the risk that Mentor and Coloplast will not complete a transaction and that required regulatory approvals will not be obtained. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors.

The Securities and Exchange Commission filings of Mentor, including, without limitation, its Annual Reports on Form 10-K, subsequent quarterly reports on Form 10-Q, and Current Reports on Form 8-K, discuss important risk factors that could contribute to such differences or  otherwise affect its business, results of operations and financial condition. Mentor undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:

Mentor Corporation
Peter R. Nicholson
Vice President, Corporate Development
(805) 879-6082

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